EXHIBIT 10.16.2

SECOND AMENDMENT TO RATE AGREEMENT

     THIS SECOND AMENDATORY AGREEMENT dated as of December 12, 1989 is between the parties to the agreement dated as of November 22, 1989, as amended by the First Amendatory Agreement dated as of December 5, 1989 (the "Rate Agreement") between Northeast Utilities Service Company, acting on behalf of its parent Northeast Utilities, and the Governor and Attorney General of the State of New Hampshire, acting on behalf of the State of New Hampshire (the "State").

     WHEREAS, the parties desire to amend the Rate Agreement in the respects specified below, and the Attorney General is authorized to act for the State in agreeing to such amendments.

     NOW, THEREFORE, in consideration of the mutual agreements below, the Parties agree as follows:

1. Amendment of Paragraph A and B of Exhibit B. The provisions of paragraphs A and B of the Return on Equity Collar on pages 1 through 3 of Exhibit B of the Rate Agreement are hereby amended to read as follows:

     A. In the event the cumulative average net income ROE ("NI ROE") for the entire fixed rate period, as defined below, for Stand-Alone PSNH, and/or Stand-Alone PSNH and NUNH exceeds 13.25% or more on a net present value basis ("NPV"), 100% of any excess above 13.25% will be applied first as a credit to reduce the amount of any unamortized SPP or NHEC deferrals or Seabrook cancellation cost deferrals and, in the event any amount remains after such application, the remainder will be credited to customer bills. The determination of such excess shall be made on an annual basis beginning twelve months after the Termination Date or the Acquisition Effective Date; or

     B. A prompt general rate increase or a surcharge of base rates will be implemented if the cumulative NPV average NI ROE for Stand-Alone PSNH and/or for Stand-Alone PSNH and NUNH is forecasted to fall below 8% in the third 12-month period after the rate increase described in paragraph 5(a)(ii) of the Agreement, 9% in the fourth, 9-3/4% in the fifth and 10-1/2% in the sixth 12-month period (whether or not any portion thereof falls within or outside of the fixed rate period) after the rate increase described in paragraph 5(a)(ii) of the Agreement which will permit the NI ROE to at least attain the specified minimum level for the period. No floor amount will be applicable from the First Effective Date through the second 12-month period after the effective date of the rate increase described in paragraph 5(a)(ii) of the Agreement.

2. Amendment of Paragraph B.D. of Exhibit C. The provisions of paragraph B.D) on pages 3 through 5 of Exhibit C. to the Rate Agreement are hereby amended to read as follows:

     D. The entire payment made to qualifying facilities ("QF") and other small power producers facilities (which includes both capacity and energy expenses). The FPPAC base amounts listed in Schedule 1 include costs based on the rates presently in effect for these facilities for the fixed rate period. The following rules shall be applicable to costs with respect to the eight specific small power producers (SPP's) listed in Schedule 2 hereto:

For the period from the First Effective Date to 1/1/92, the difference between the actual costs paid to these SPP's and the assumed avoided cost will be deferred.

The balance at 1/1/92 will be amortized in ten equal annual installments beginning in 1992. For each of the calendar years beginning 1992 through the end of the fixed rate period, the difference between the actual costs paid to these SPP's and the assumed avoided cost will be deferred and will be amortized in ten equal annual installments. In order to provide for a sharing of benefits resulting from a reduction in SPP costs, 90% of the above amortization will be included in the FPPAC during the fixed rate period and 90% of the total projected amortization based on the assumption that no reductions in SPP costs are achieved has been included in the FPPAC BA base during the fixed rate period. Commencing with the first year after the end of the fixed rate period, the amortization of any remainder of any such deferral as may exist will be included in this FPPAC and in each of the years in which there is an unamortized balance, such balance will be included in the rate base of NUNH for the purpose of determining revenue requirements. The assumed avoided cost for each year is as follows:

Year           Avoided Cost (cents/kWh)
1990           5.8
1991           6.0
1992           6.6
1993           6.8
1994           6.9
1995           7.2
1996           7.5

After FPPAC ceases to exist, any unrecovered balance will continue to be amortized through rates over the balance of the applicable amortization periods specified above. The FPPAC base amounts listed in Schedule 1 for the fixed rate period include estimates of the effects of the above deferrals, exclusions and amortization assuming there is no success in reducing the payments to the eight SPPs identified in Exhibit C - Schedule 2.

3    Amendment of Schedule 1 to Exhibit C.  Schedule 1 to Exhibit C is
amended to read as shown in the attachment hereto.

IN WITNESS WHEREOF, each of the parties has duly executed this Second Amendatory Agreement.

NORTHEAST UTILITIES SERVICE COMPANY

By:  /s/  Robert E. Busch
     Senior Vice President-Finance

THE STATE OF NEW HAMPSHIRE

By:  /s/  John P. Arnold
     New Hampshire Attorney General










ATTACHMENT

EXHIBIT C - SCHEDULE 1
ANNUAL BASE RATE LEVEL OF THE FUEL CHARGE ("BA")
IN THE FUEL AND PURCHASED POWER ADJUSTMENT CLAUSE ("FPPAC")
Fuel and Purchased Power "BA"

          Seabrook                 Seabrook
          Pre-Commercial           Post-Commercial
Year      Operation (cents/kWh)    Operation (cents/kWh)
1990      3.291                    3.444
1991      3.154                    3.427
1992      3.263                    3.760
1993      3.457                    4.104
1994      3.609                    4.429
1995      3.985                    4.857
1996      4.213                    5.054

Note: This base rate level of fuel and purchased power assumes an initial capital structure and cost for NEWCO as follows:

          Structure      Cost
Debt      80%            11.5 and 15.0%
Equity    20%            13.75%

At the Second Effective Date the base rate level fuel charges will be updated using the actual NEWCO capital structure and cost and to reflect the results of any renegotiation with the New Hampshire Electric Cooperative, Inc. It is intended that such updates will have no impact on total rates if the reference assumptions, as updated, are achieved

ADOPTION

     WHEREAS, on November 22, 1989, Northeast Utilities Service Company ("NUSCO"), acting on behalf of its parent Northeast Utilities ("NU"), and the Governor and Attorney General of the State of New Hampshire, acting on behalf of the State of New Hampshire (the "State") entered into an agreement that expressed the obligations of NU and the State with respect to NU's proposed acquisition of Public Service Company of New Hampshire ("PSNH") and the consummation of NUSCO's plan of reorganization for PSNH (the "Plan"); and

     WHEREAS, said agreement between NUSCO and the State was amended on December 5, 1989, and December 12, 1989 (the November 22, 1989 agreement and the two subsequent amendments are referred to herein as the "Rate
Agreement"); and

     WHEREAS, on April 20, 1990, the United States Bankruptcy Court for the District of New Hampshire confirmed NUSCO's Plan; and

     WHEREAS, the new Board of Directors for PSNH has authorized PSNH to adopt the Rate Agreement.

     NOW THEREFORE, pursuant to Paragraph 20 of the Rate Agreement, effective as of the date set forth below PSNH hereby adopts the Rate Agreement, and hereby agrees to be bound by all of the terms, conditions representations and obligations set forth therein as if PSNH were an original party to the Rate Agreement.

     IN WITNESS WHEREOF, PSNH has duly executed this Adoption as of the 10th day of July, 1990.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
By:  /s/  Leon E. Maglathlin Jr.
     Its: President

ACCEPTED
THE STATE OF NEW HAMPSHIRE
By:  /s/  John P. Arnold
     New Hampshire Attorney General

ACCEPTED
NORTHEAST UTILITIES SERVICE COMPANY
By:  /s/  William B. Ellis